UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2014.

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed by Atlas Financial Holdings, Inc. (“Atlas”) to furnish the Correcting and Replacing Press Release attached as Exhibit 99.1 (the “Revised Press Release”), which corrects and replaces the previously furnished press release relating to Atlas’s results for the quarter ended March 31, 2014 (the “Prior Release”), which Prior Release was furnished as Exhibit 99.1 to Atlas’s Current Report on Form 8-K dated May 7, 2014.  The headings in the Condensed Consolidated Statements of Income and Comprehensive Income of Atlas contained in the Prior Release were inadvertently labeled December 31, 2013 and December 31, 2012, rather than March 31, 2014 and March 31, 2013.  The Revised Press Release corrects the Prior Press Release solely to change these headings.  All other information is the same in both releases.

Section 2 – Financial Information
Item 2.02. Results of Operations and Financial Condition.
On May 7, 2014 , Atlas Financial Holdings, Inc. ("Atlas") reported its results for the quarter ended March 31, 2014. The press release and the investor supplement are furnished as Exhibits 99.1 and 99.2 to this report. The information contained in the press release and the investor supplement are furnished and not filed pursuant to instruction B.2 of Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1 - Corrected and Replacing Earnings Press Release, dated May 7, 2014, issued by Atlas Financial Holdings, Inc.
Exhibit 99.2* - Investor Supplement, dated May 7, 2014, issued by Atlas Financial Holdings, Inc.

* Previously Filed

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
/s/ Paul A. Romano By: Paul A. Romano (Vice President and Chief Financial Officer)
May 7, 2014